UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2006

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective October 11, 2006, Earnest Mathis, Jr. resigned from his position as Chief Executive Officer.  There were no disagreements between the Company and Mr. Mathis on any matters involving accounting policies or practices.  Mr. Mathis will continue to serve as the Chairman of the company’s Board of Directors.

(c) Effective October 11, 2006, John Pougnet was appointed as Chief Executive Officer.  Mr. Pougnet is currently the Chief Financial Officer of the company and will continue to serve in this capacity. Prior to joining the company in September 2005, Mr. Pougnet served as an audit senior manager at the independent registered public accounting firm KPMG LLP from January 2003 through September 2005.  Mr. Pougnet worked at Future Beef Operations LLC from May 2001 to August 2002, where he served as Vice President of Finance. Mr. Pougnet is a certified public accountant and received his bachelor’s degree in commerce from the University of Natal - Durban in 1993.

Item 8.01       Other Events

On October 16, 2006 the Registrant issued a press release relating to the resignation of Mr. Mathis and appointment of Mr. Pougnet as Chief Executive Officer as well as the September 2006 Distributor growth, a copy of which has been filed herewith.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits

99.1      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: October 16, 2006	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer & Chief Financial Officer